Exhibit 99.1

Marrone Bio’s Inventory Line of Credit Increased to Support Sales and Manufacturing Growth

RALEIGH, N.C. – January 6, 2022 – Marrone Bio Innovations, Inc. (NASDAQ: MBII) has expanded its existing inventory line of credit to support the company’s expectations for growth in sales and manufacturing capacity. Under an amended agreement with LSQ Funding Group, L.C., the company can access a maximum of $4.5 million to finance inventory needs, up from $3 million under a prior agreement.

“The increase in the line of credit for inventory provides us with greater flexibility to support the company’s commercial expansion in the near future,” said Chief Executive Officer Kevin Helash. “This is particularly critical as we enter the peak selling season in our North American markets to ensure we have the ability to provide customers with ready access to our products when they need them.”

About Marrone Bio Innovations

Marrone Bio Innovations Inc. (NASDAQ: MBII) is a growth-oriented agricultural company leading the movement to environmentally sustainable farming practices through the discovery, development and sale of innovative biological products for crop protection, crop health and crop nutrition. Our portfolio of 18 products helps customers operate more sustainably while increasing their return on investment. The company’s commercial products are sold globally and supported by a robust portfolio of more than 500 issued and pending patents. Our end markets include row crops; fruits and vegetables; trees, nuts and vines; and greenhouse production. Marrone Bio’s research and development program uses proprietary technologies to isolate and screen naturally occurring microorganisms and plant extracts to create new, environmentally sound solutions in agriculture.

Learn more about Marrone Bio Innovations at www.marronebio.com. We also use our investor relations website, https://investors.marronebio.com, as well as our corporate Twitter account, @Marronebio, as means of disclosing material non-public information, and encourage our investors and others to monitor and review the information we make public in these locations. Follow us on social media: Twitter, LinkedIn and Instagram.

Marrone Bio Innovations Forward Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding strategy, product development, future operations and plans, including assumptions underlying such statements, are forward-looking statements, and should not be relied upon as representing the company’s views as of any subsequent date. Such forward-looking statements are based on information available to the company as of the date of this release and involve a number of risks and uncertainties, some beyond the company’s control, that could cause actual results to differ materially from those anticipated by these forward-looking statements, including the recent uncertainty in the global economy and industry-specific economy caused by the COVID-19 pandemic, consumer, regulatory, weather and other factors affecting demand for the company’s products, any difficulty in expanding the company’s sales and marketing infrastructure or marketing the company’s products in global markets, competition in the market for herbicide products, lack of understanding of bio-based herbicide products by customers and growers, adverse actions by distributors, manufacturers, regulatory agencies and other relevant third parties. Additional information that could lead to material changes in the company’s performance is contained in its filings with the Securities and Exchange Commission. The company is under no obligation to, and expressly disclaims any responsibility to, update or alter forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.

Marrone Bio Innovations Contact:

Clyde Montevirgen
Vice President of Business Development & Investor Relations
Telephone: 530-750-2800
info@marronebio.com